FOR IMMEDIATE RELEASE

CONTACT:
Randall E. Black
Chief Executive Officer & President
570-662-2121

CITIZENS FINANCIAL SERVICES, INC. HOLDS ANNUAL MEETING

Mansfield, Pennsylvania; April 22, 2022.  Citizens Financial Services, Inc. held its 2022 annual meeting of shareholders (the “Annual Meeting”) on April 19, 2022 at First Citizens Community Bank, 11499 Route 6, Wellsboro, Pennsylvania.

At the Annual Meeting, Janie M. Hilfiger was duly elected as a Class 3 director to serve for a one-year term, and until her successor is elected and qualified.  Ms. Hilfiger will serve until the April 2023 Annual Meeting.

At the Annual Meeting, the following four Class 2 directors were duly elected to serve for three-year terms, and until their successors are elected and qualified:  Thomas E. Freeman, Christopher W. Kunes, David Z. Richards, Jr., Alletta M. Schadler.  The four Class 2 directors will serve until the April 2025 Annual Meeting.

The following corporate directors retained their positions but were not standing for election this year:  Randall E. Black, Rinaldo A. DePaola, Mickey L. Jones, Robert W. Chappell, Roger C. Graham, Jr., E. Gene Kosa, and R. Joseph Landy.

Additionally, shareholders voted to ratify the appointment of S.R. Snodgrass, A.C., Certified Public Accountants, as the independent auditor for the Company for the fiscal year ending December 31, 2022.